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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               May 17, 2005


                               GMX RESOURCES INC.
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             (Exact name of registrant as specified in its charter)

           Oklahoma                    000-32325                 73-1534474
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 (State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

                                One Benham Place
                         9400 North Broadway, Suite 600
                          Oklahoma City, Oklahoma 73114
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:          (405) 600-0711

                                      N/A
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         (Former name or former address, if changed since last report.)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     On May 17, 2005, at the annual meeting of shareholders of GMX RESOURCES INC. (our "Company"), our shareholders approved the principal terms of a shareholder rights plan previously approved by our Board of Directors, subject to shareholder approval. Accordingly, we entered into a Rights Agreement with UMB Bank, n.a. dated as of May 17, 2005, and on that date we declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.001 per share. The dividend is payable on June 10, 2005, to shareholders of record on May 31, 2005. We issued a press release announcing the execution of the Rights Agreement and the declaration of the Rights dividend, which is filed as an Exhibit to this Form 8-K.

     The Rights will initially trade with, and will be inseparable from, our common stock. The Rights are evidenced only by the certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after May 31, 2005, until the Distribution Date described below.

     Each Right will allow its holder to purchase from our Company one one-thousandth of a share of Series A Junior Participating Preferred Stock ("Preferred Share") for $65.00, once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights. The number of shares issuable upon exercise of Rights is subject to adjustment if a person becomes an Acquiring Person as described below.

     The Rights will not be exercisable until the earlier to occur of (i) 10 days after a public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 20% or more of the Company's outstanding common stock, or (ii) 10 business days (or a later date determined by our Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins or announces an intention to make a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person. We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the common stock and be evidenced by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 1, 2015, unless we earlier redeem or exchange the Rights or terminate the Rights Agreement.

     An "Acquiring Person" does not include the Company, any subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity or trustee holding common stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any subsidiary of the Company. In addition, Ken L. Kenworthy, Jr., our Chief Executive Officer, and his wife, Karen M. Kenworthy, who collectively currently own approximately 20% of our common stock,

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will not be considered an "Acquiring Person" unless they become the beneficial owners of more than 30% of our common stock.

     If any person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $65.00 per Right, purchase fractional Preferred Shares (or common stock if our Board so determines) with a market value of $130.00, based on the market price of our common stock prior to such acquisition. If, after a person or group has become an Acquiring Person, we are acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $65.00, purchase shares of the acquiring corporation with a market value of $130.00 based on the market price of the acquiring corporation's stock prior to such merger.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable and will rank junior to all other series of our preferred stock. Each one one-thousandth of a Preferred Share will entitle its holder to quarterly cumulative preferential dividend payments equal to the greater of $1.00 or the dividend declared on the common stock. In the event of liquidation, each one one-thousandth of a Preferred Share will entitle its holder to receive the greater of $1.00 or an amount equal to the payment made on one share of common stock. Each one one-thousandth of a Preferred Share will have the same voting power as one share of common stock. Finally, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, each one one-thousandth of a Preferred Share will entitle its holder to receive the amount received per share of our common stock in such transaction. The value of one one-thousandth of a Preferred Share should approximate the value of one share of common stock.

     Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

     After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may exchange the Rights, in whole or in part, at an exchange ratio of one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

     Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the exercise price of less than 1% will be made.

     The terms of the Rights Agreement may be amended, or the Rights Agreement may be terminated, by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not terminate the Rights Agreement or amend the Rights Agreement in a way that adversely affects holders of the Rights.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K. A copy of a Summary of Rights will be distributed

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to shareholders of record as of May 31, 2005. Additionally, copies of the Rights
Agreement are available free of charge from our Company.

     In connection with the adoption of our shareholder rights plan and execution of the Rights Agreement as described above, our Board approved the terms and conditions of our Company's Series A Junior Participating Preferred Stock pursuant to a "blank check" preferred stock power granted to the Board in our Certificate of Incorporation. These terms and conditions are set out and described in a Certificate of Designation we filed with the Oklahoma Secretary of State on May 17, 2005. This Certificate of Designation is deemed to be an amendment to our Certificate of Incorporation under Oklahoma law. The Certificate of Designation has been filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire our Company on terms not approved by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since we may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

           The following Exhibits are filed as a part of this report:

           3.1 Certificate of Designation of Series A Junior Participating Preferred Stock of GMX RESOURCES INC. filed with the Oklahoma Secretary of State on May 17, 2005

           4.1 Rights Agreement dated May 17, 2005, by and between GMX RESOURCES INC. and UMB Bank, n.a., as Rights Agent

           99.1   GMX RESOURCES INC. press release issued May 17, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GMX RESOURCES INC.



Date:  May 18, 2005                    By:  /s/ Ken L. Kenworthy, Sr.
                                            ------------------------------------
                                            Ken L. Kenworthy, Sr., Chief
                                            Financial Officer






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                                INDEX TO EXHIBITS

     3.1 Certificate of Designation of Series A Junior Participating Preferred Stock of GMX RESOURCES INC. filed with the Oklahoma Secretary of State on May 17, 2005.

     4.1 Rights Agreement dated May 17, 2005, by and between GMX RESOURCES INC. and UMB Bank, n.a., as Rights Agent.

     99.1   GMX RESOURCES INC. press release issued May 17, 2005.

































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